CSE: LEO | OTCQB: LCGMF

Lion Copper & Gold Corp. Announces Key Milestones Advancing the Yerington Copper Project

DFS consultant team finalized, on-site workshop completed, and multiple drilling programs underway

Yerington, Nevada - April 15, 2026 - Lion Copper & Gold Corp. (CSE: LEO) (OTCQB: LCGMF) ("Lion" or the "Company") is pleased to announce the achievement of multiple strategic milestones advancing its flagship Yerington Copper Project in Nevada, including the completion of all consultant engagements for the Definitive Feasibility Study ("DFS"), a successful on-site kickoff workshop, and the commencement of multiple drilling programs.

DFS Consultant Engagements Complete

The Company has now completed the engagement of all key engineering and technical consultants required to deliver the DFS for the Yerington Copper Project. The integrated team brings together leading expertise across mining, processing, environmental, hydrogeological, and infrastructure disciplines.

DFS and Permitting Kickoff Workshop Conducted On-Site

Lion recently hosted a multi-day DFS and permitting kickoff workshop at the Yerington project site, bringing together all core members of the study team. Key objectives achieved during the workshop included:

• Aligning technical assumptions and project scope

• Advancing engineering design parameters

• Coordinating workstreams across disciplines

• Confirming timelines and deliverables

The on-site engagement provided a strong foundation for collaboration and efficient execution of the DFS.

Drilling Programs Underway

Lion has commenced multiple drilling campaigns designed to de-risk and optimize project design:

1. Resource Drilling

Drilling is now underway to support potential mineral reserve expansion and further delineate the resource base within the planned mining areas.

2. Piezometer and Geotechnical Drilling

In parallel, Lion has initiated piezometer drilling and installation, as well as geotechnical drilling, within the Yerington pit area. These programs are designed to:

• Advance understanding of groundwater conditions

• Optimize pit slope design and stability analysis

• Advance environmental and permitting workstreams

Management Commentary

John Banning, Chief Executive Officer of Lion, commented:

"These milestones represent a significant step forward as we execute the definitive feasibility study and permitting stages at Yerington. With an exceptional team of technical partners in place and active field programs underway, we are focused on advancing the project with discipline while continuing to reduce risk and unlock value."

About Lion Copper and Gold Corp.

Lion CG is a junior mining company advancing its Yerington, MacArthur and Bear projects in Lyon County, Nevada through an earn-in agreement with Nuton. The Project focuses on accelerating production from its long-life, low-strip-ratio, brownfield-advantaged Yerington Copper Project utilizing modern processing technologies.

About Nuton

Nuton is an innovative venture that aims to help grow Rio Tinto's copper business. At the core of Nuton is a portfolio of proprietary copper leaching related technologies and capability that offers the potential to economically unlock copper from primary sulfide resources through leaching, achieving market-leading recovery rates and contributing to an increase in copper production at new and ongoing operations.

One of the key differentiators of Nuton is the ambition to produce the world's lowest footprint copper while having at least one Positive Impact at each deployment site across five pillars: water, energy, land, materials and society.

John Banning
Chief Executive Officer
Lion Copper and Gold Corp.

For more information, please contact:
Email: info@lioncg.com

NEWS RELEASE

Forward-Looking Statements

Neither Canadian Stock Exchange (CSE) nor its Regulation Services Provider (as that term is defined in the policies of the CSE Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements relate to future events or performance and reflect the Company's current expectations or beliefs regarding future events. All statements other than statements of historical fact may be forward-looking statements.  Forward-looking statements in this release include, but are not limited to, completion of a Definitive Feasibility Study, permitting, engineering and technical work programs; the potential timing and pathway to commercial copper cathode production; the potential deployment of Nuton® Technology at the Yerington Copper Project; the possible creation of an investment vehicle and the respective ownership interests upon completion of Stage 3; the Company's expectations regarding project derisking, strategic milestones, and ongoing collaboration with Nuton; and the Yerington Project's ability to contribute to domestic copper supply and respond to increasing market demand. Forward-looking statements are based on a number of assumptions that, while considered reasonable by the Company at the date of this news release, are inherently subject to significant operational, technical, economic, and competitive uncertainties and contingencies. These assumptions include, but are not limited to: that the Feasibility Study and permitting process will be completed on the anticipated schedule; that Nuton® Technology will operate as intended at scale; that required regulatory approvals will be obtained; that financing will be available on reasonable terms; and that market conditions for copper will remain favourable. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. These risks include, but are not limited to: risks related to mineral exploration and development, permitting delays, changes in regulatory frameworks, cost escalation, inability to secure financing, technical challenges associated with deployment of new extraction technologies, commodity price fluctuations, community relations, supply chain constraints, and other customary risks in the mining and technology sectors. There can be no assurance that Stage 3 will be completed as contemplated, or at all, that the Parties will proceed to establish an investment Vehicle upon completion of Stage 3, that the Yerington Project will reach commercial production, or that Nuton® Technology will provide intended benefits at scale.  Readers are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements except as required by applicable securities laws. Forward-looking statements speak only as of the date of this news release.

NEWS RELEASE